EXHIBIT 99B.2

SELECTED COMBINED GROUP DATA                    U S WEST MEDIA GROUP
(UNAUDITED)

                    Quarter Ended              Year Ended
Dollars in          December 31,     %        December 31,      %
millions             1996   1995  Change      1996     1995  Change
--------------------------------- -------  -------  -------  -------
REVENUES
U S WEST Dex
  directories        $290   $266      9.0   $1,102   $1,026      7.4
Other
  directories          61     58      5.2      157      154      1.9
Continental (#1)      252      -      -        252        -      -
MediaOne               60     50     20.0      236      215      9.8
NewVector:
 Service              286    230     24.3    1,078      845     27.6
 Equipment             28     35    (20.0)     105       96      9.4
                   --------------         ------------------
 Total NewVector      314    265     18.5    1,183      941     25.7
Other                  13     10     30.0       25       38    (34.2)
                   --------------         ------------------
  Total revenues     $990   $649     52.5   $2,955   $2,374     24.5

EBITDA (#2)
U S WEST Dex
  directories        $149   $135     10.4     $531     $519      2.3
Other
  directories           3    (19)     -        (29)     (85)    65.9
Continental (#1)       87      -      -         87        -      -
MediaOne               26     26      -        109      100      9.0
NewVector              83     51     62.7      390      268     45.5
Other                 (52)   (29)   (79.3)    (151)     (86)   (75.6)
                   --------------         ------------------
  Total EBITDA       $296   $164     80.5     $937     $716     30.9


<F1>
#1:  Continental Cablevision, Inc. merged with U S WEST on
November 15, 1996.
<F2>
# 2: Earnings before interest, taxes, depreciation, amortization and other (EBITDA). EBITDA also excludes equity losses and guaranteed minority interest expense.
<F3>
Note: Certain reclassifications have been made to conform to the current year presentation.

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